Exhibit 99.1

FOR IMMEDIATE RELEASE
Nu Skin Enterprises Reports Fourth Quarter and 2021 Financial Results

Company provides initial 2022 outlook and introduces Nu Vision 2025

PROVO, Utah — Feb. 16, 2022 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced fourth quarter and 2021 results.

Executive Summary
Q4 2021 vs. Prior-year Quarter

Revenue:	$673.4 million; (10)% • (2)% fx impact or $(11.9) million
Earnings Per Share (EPS):	$(0.18) or $1.11 excluding restructuring and impairment charges, compared to $1.40 in Q4 2020
Sales Leaders:	61,515; (13)% or 12% compared to 2019
Customers:	1,367,559; (12)% or 18% compared to 2019

2021 Annual vs. 2020

Revenue:	$2.70 billion; +4% • 2% fx impact or $66.5 million
Earnings Per Share (EPS):
$2.86 or $4.14 excluding restructuring and impairment charges, compared to $3.63 in 2020, or $3.10 in 2019
•          (21)% or 14% excluding restructuring and impairment charges
•          (8)% or 34% excluding restructuring and impairment charges compared to 2019

“For the year, we are encouraged with 4 percent year-over-year revenue growth and 11 percent growth compared to 2019, particularly considering the many COVID-related government restrictions, continued global uncertainty and ongoing transformation of our business,” said Ryan Napierski, Nu Skin President and CEO. “We generated strong demand for our two most recent products, Beauty Focus™ Collagen+ and ageLOC® Meta, as both performed well during the quarter. Our U.S. business grew 32 percent for the year on top of 37 percent in 2020, due in large part to ongoing adoption of our social selling model. Many of our Asian markets, including Mainland China, continue to be impacted by strict lockdowns and restrictions on in-person sales events and promotional activities. However, South Korea is gaining some traction with social commerce and grew 9 percent due to the ageLOC Meta preview and continued demand for our TR90 weight management product.

Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 2
“Looking ahead to 2022, we anticipate another year of growth as we continue our transformation toward becoming the world’s leading integrated beauty and wellness company, powered by our dynamic affiliate opportunity platform. Our Nu Vision 2025 strategy, which we will introduce at our investor event later today, encompasses several key strategic imperatives to accelerate growth, including:  our EmpowerMe personalized beauty and wellness strategy with connected beauty devices; our affiliate-powered social commerce business model; and the expansion of our digital platform. We are confident in our plans as we work toward achieving our vision for the future.”

Q4 2021 Year-over-year Operating Results

Revenue:	$673.4 million compared to $748.2 million • (2)% fx impact
Gross Margin:	74.2% or 75.2% excluding restructuring and impairment charges compared to 74.0% • Nu Skin business was 77.9% compared to 76.5%
Selling Expenses:	38.7% compared to 38.0% • Nu Skin business was 41.0% compared to 40.3%
G&A Expenses:	24.7% compared to 24.1%
Operating Margin:	3.0% or 11.7% excluding restructuring and impairment charges compared to 11.9%
Other Income / (Expense):	$(1.9) million compared to $2.7 million
Income Tax Rate:	150.1% or 26.9% excluding restructuring and impairment charges, compared to 19.6%
EPS:	$(0.18) or $1.11 excluding restructuring and impairment charges, compared to $1.40

Stockholder Value

Dividend Payments:	$18.9 million
Stock Repurchases:	$10.0 million • $245.4 million remaining in authorization

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 3
Q1 and Full-year 2022 Outlook

Q1 2022 Revenue:	$560 to $590 million; (13) to (17)% • Approximately (2) to (3)% fx impact
Q1 2022 EPS:	$0.65 to $0.75; (18) to (28)%
2022 Revenue:	$2.66 to $2.77 billion; (1) to 3% • Approximately (1) to (2)% fx impact
2022 EPS:	$4.05 to $4.45; +42 to 56% on a reported basis, or (2) to 8% non-GAAP

“We are especially pleased with our adjusted earnings per share of $4.14 for the year and $1.11 for the quarter, driven by gross margin and operational improvements. Full year adjusted EPS results represent annual growth of 14 percent versus 2020 or 34 percent compared to 2019,” added Mark Lawrence, chief financial officer. “During the quarter, we elected to exit our Grow Tech business and re-focus those resources on key strategic initiatives and growth objectives in our core business. We took a one-time pre-tax charge of $58.5 million and anticipate that substantially all the non-cash charges were incurred in the fourth quarter of 2021. As a result of these charges, our reported earnings per share was $2.86 for the year and $(0.18) for the quarter. Our 2022 outlook indicates that we plan to re-invest the bulk of the savings from the exit into technology that will further support our affiliates and drive long-term growth.

“Our 2022 revenue guidance is $2.66 to $2.77 billion with EPS of $4.05 to $4.45. First quarter projected revenue is $560 to $590 million with EPS of $0.65 to $0.75. Although our near-term guidance continues to be impacted by global uncertainty, we believe our strategic initiatives will enable stronger growth in the second half. We remain committed to driving operational improvements along the way toward our stated mid-term 13 percent operating income target,” concluded Lawrence.

Investor Day
The Nu Skin Enterprises management team will host an investor day event today at noon (ET). To tune in to the webcast and view supplemental materials, visit Nu Skin’s investor relations page at ir.nuskin.com when the event begins. A replay of the event, along with supplemental materials, will be available on the same page through March 2, 2022.

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 4
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. (NYSE: NUS) is a leading beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people live, look and feel their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in approximately 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, shareholder value, vision, transformation, initiatives, product pipeline and product introductions, digital tools, customers and sales leaders, affiliates, strategies and initiatives; operational improvements, projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “remain,” “become,” “plan,” “opportunity,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 5
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 6
The following table sets forth revenue for the three-month periods ended December 31, 2021 and 2020 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended December 31,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$130,708	$172,442	(24)%	(26)%
Americas	144,000	140,586	2%	4%
South Korea	92,528	90,384	2%	8%
Southeast Asia/Pacific	90,313	99,589	(9)%	(8)%
EMEA	68,066	82,656	(18)%	(14)%
Japan	63,215	73,132	(14)%	(6)%
Hong Kong/Taiwan	47,816	45,864	4%	3%
Nu Skin other	(801)	(391)	(105)%	(105)%
Total Nu Skin	635,845	704,262	(10)%	(8)%
Rhyz Investments
Manufacturing	36,360	43,364	(16)%	(16)%
Grow Tech	957	567	69%	69%
Rhyz other	274	—
Total Rhyz Investments	37,591	43,931	(14)%	(14)%
Total	$673,436	$748,193	(10)%	(8)%

The following table sets forth revenue for the years ended December 31, 2021 and 2020 for each of our reportable segments (U.S. dollars in thousands):

	Year Ended December 31,			Constant- Currency
	2021	2020	Change	Change
Nu Skin
Mainland China	$568,774	$625,538	(9)%	(15)%
Americas	547,755	453,022	21%	20%
South Korea	354,252	326,478	9%	6%
Southeast Asia/Pacific	336,651	361,627	(7)%	(9)%
EMEA	283,200	230,246	23%	18%
Japan	266,216	273,681	(3)%	—
Hong Kong/Taiwan	162,611	161,117	1%	(2)%
Nu Skin other	1,549	(17)	9,212%	9,212%
Total Nu Skin	2,521,008	2,431,692	4%	1%
Rhyz Investments
Manufacturing	172,120	149,339	15%	15%
Grow Tech	2,104	903	133%	133%
Rhyz other	437	—
Total Rhyz Investments	174,661	150,242	16%	16%
Total	$2,695,669	$2,581,934	4%	2%

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 7
The company's Customers and Sales Leaders statistics by segment as of December 31, 2021 and 2020 are presented in the following table:

	2021		2020		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders
Mainland China	315,418	17,658	381,460	21,990	(17)%	(20)%
Americas	336,564	10,340	366,688	12,754	(8)%	(19)%
South Korea	146,354	7,108	158,953	7,059	(8)%	1%
Southeast Asia/Pacific	169,601	10,386	192,622	10,588	(12)%	(2)%
EMEA	210,414	6,124	258,587	7,063	(19)%	(13)%
Japan	122,813	5,872	128,400	6,318	(4)%	(7)%
Hong Kong/Taiwan	66,395	4,027	70,592	4,663	(6)%	(14)%
Total	1,367,559	61,515	1,557,302	70,435	(12)%	(13)%

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$673,436	$748,193	$2,695,669	$2,581,934
Cost of sales	173,775	194,751	675,223	658,028
Gross profit	499,661	553,442	2,020,446	1,923,906

Operating expenses:
Selling expenses	260,831	284,129	1,068,189	1,019,494
General and administrative expenses	166,641	180,616	666,395	646,848
Restructuring and impairment expenses	51,870	—	51,870	—
Total operating expenses	479,342	464,745	1,786,454	1,666,342

Operating income	20,319	88,697	233,992	257,564
Other income (expense), net	(1,883)	2,736	(1,533)	(1,332)

Income before provision for income taxes	18,436	91,433	232,459	256,232
Provision for income taxes	27,666	17,966	85,193	64,877

Net income	$(9,230)	$73,467	$147,266	$191,355

Net income per share:
Basic	$(0.19)	$1.44	$2.93	$3.66
Diluted	$(0.18)	$1.40	$2.86	$3.63

Weighted-average common shares outstanding (000s):
Basic	49,862	50,971	50,193	52,296
Diluted	50,801	52,403	51,427	52,765

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$339,593	$402,683
Current investments	15,221	21,216
Accounts receivable, net	41,299	63,370
Inventories, net	399,931	314,366
Prepaid expenses and other	76,906	101,563
Total current assets	872,950	903,198

Property and equipment, net	453,674	468,181
Operating lease right-of-use assets	120,973	155,104
Goodwill	206,432	202,979
Other intangible assets, net	76,991	89,532
Other assets	175,460	138,082
Total assets	$1,906,480	$1,957,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,993	$66,174
Accrued expenses	372,201	446,682
Current portion of long-term debt	107,500	30,000
Total current liabilities	529,694	542,856

Operating lease liabilities	88,759	112,275
Long-term debt	268,781	305,393
Other liabilities	106,474	102,281
Total liabilities	993,708	1,062,805

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	601,703	579,801
Treasury stock, at cost – 40.7 million and 39.7 million shares	(1,526,860)	(1,461,593)
Accumulated other comprehensive loss	(73,896)	(64,768)
Retained earnings	1,911,734	1,840,740
Total stockholders' equity	912,772	894,271
Total liabilities and stockholders’ equity	$1,906,480	$1,957,076

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 10
Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Gross margin, operating margin, income tax rate, earnings per share and adjusted earnings per share growth, each excluding impairment and restructuring charges, also are non-GAAP financial measures. Impairment and restructuring charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of impairment and restructuring charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our gross margin, operating margin, income tax rate, earnings per share and earnings per share growth calculated under GAAP, below.

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Impairment to GAAP Earnings Per Share
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Net income	$(9,230)	$73,467	$147,266	$191,335
Impact of restructuring and impairment:
Restructuring and impairment	51,870	—	51,870	—
Inventory write-off	6,656	—	6,656	—
Income tax impact	6,933	—	6,933	—
Adjusted net income	$56,229	$73,467	$212,725	$191,335

Diluted earnings per share	$(0.18)	$1.40	$2.86	$3.63
Diluted earnings per share, excluding restructuring and impairment impact	$1.11	$1.40	$4.14	$3.63

Weighted-average common shares outstanding (000s):	50,801	52,403	51,427	52,765

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Growth Rate Excluding Impact of Restructuring and Impairment to GAAP Earnings Per Share
(in thousands, except per share amounts)

	Years Ended December 31,
	2021	2020	2019

Net income	$147,266	$191,335	$173,553
Impact of restructuring and impairment:
Restructuring and impairment	51,870	—	—
Inventory write-off	6,656	—	—
Income tax impact	6,933	—	—
Adjusted net income	$212,725	$191,335	$173,553

Diluted earnings per share	$2.86	$3.63	$3.10
Diluted earnings per share, excluding restructuring and impairment impact	$4.14	$3.63	$3.10

Weighted-average common shares outstanding (000s):	51,427	52,765	55,927

2021 annual growth rate
Earnings per share, growth rate	(21)%
Earnings per share, growth rate, excluding restructuring and impairment impact	14%

2021 growth over 2019
Earnings per share, growth rate	(8)%
Earnings per share, growth rate, excluding restructuring and impairment impact	34%

NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Restructuring and Impairment to GAAP Gross Margin
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Gross Profit	$499,661	$553,442	$2,020,446	$1,923,906
Impact of restructuring and impairment:
Inventory write-off	6,656	—	6,656	—
Adjusted Gross Profit	$506,317	$553,442	$2,027,102	$1,923,906

Gross margin	74.2%	74.0%	75.0%	74.5%
Gross margin, excluding restructuring and impairment impact	75.2%	74.0%	75.2%	74.5%

Revenue	$673,436	$748,193	$2,695,669	$2,581,934

NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring to GAAP Operating Margin
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Operating income	$20,319	$88,697	$233,992	$257,564
Impact of restructuring and impairment:
Restructuring and impairment	51,870	—	51,870	—
Inventory write-off	6,656	—	6,656	—
Adjusted operating income	$78,845	$88,697	$292,518	$257,564

Operating margin	3.0%	11.9%	8.7%	10.0%
Operating margin, excluding restructuring and impairment impact	11.7%	11.9%	10.9%	10.0%

Revenue	$673,436	$748,193	$2,695,669	$2,581,934

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Nu Skin Enterprises Reports Fourth Quarter and 2021 Results	Page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring to GAAP Effective Tax Rate
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020

Provision for income taxes	$27,666	$17,966	$85,193	$64,877
Impact of restructuring on tax provision	(6,933)	—	(6,933)	—
Provision for income taxes, excluding impact of restructuring	$20,733	$17,966	$78,260	$64,877

Income before provision for income taxes	$18,436	$91,433	$232,459	$256,232
Impact of restructuring and impairment:
Restructuring and impairment	51,870	—	51,870	—
Inventory write-off	6,656	—	6,656	—
Income before provision for income taxes, excluding restructuring and impairment impact	$76,962	$91,433	$290,985	$256,232

Effective tax rate	150.1%	19.6%	36.6%	25.3%
Effective tax rate, excluding restructuring and impairment impact	26.9%	19.6%	26.9%	25.3%

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577